[LOGO]CENTOCOR


                                                                   June 19, 1996

Mr. Robert Sando
VP Finance
Elcom Technologies
78 Great Valley Parkway
Malvern, PA  19355

Re:  Amendment to the existing lease for 78-84 Great Valley Parkway, Malvern,
     PA.

Dear Robert:

Elcom Technologies Corporation has requested approval to occupy all 16,741 square feet in the combined areas known as 78 and 84 Great Valley Parkway per
Section II of the current executed lease agreement dated July 11, 1994. Centocor Property Management Corporation II agrees to move their stored goods and materials out of the space and lease the space to Elcom Technologies Corporation starting August 1, 1996 per the current terms and conditions which are as follows:

Minimum Rent (8/1/96 to 8/30/97):

                                                Annual         Monthly
        16,741 sq.ft. @ $8.25/sq.ft.=           $138,113.25    $11,509.44


Free Rent Allowance:

        For the month of July, 1996, Elcom Technologies Inc. may occupy the entire 16,741 square feet while only paying for 8,230 square feet at the current monthly minimum rent of $4,812.50.

Additional Rent (7/1/96 to 8/30/96):

                                                Annual         Monthly
        16,741 sq.ft. @ $2.36/sq.ft.=           $39,508.76     $3,292.40


Additional Rent (9/1/96 to 8/30/97):


                                                Annual         Monthly
        16,741 sq.ft. @ $2.48/sq.ft.=           $41,517.68     $3,459.81

[LOGO]CENTOCOR

--------------------------------------------------------------------------------

In summary, the monthly rent payments (minimum plus additional) for July 1996 is $8,104.90, and August 1996 is $14,801.84 per month. The monthly payments from September 1996 until September 1997 are $14,969.25.

Note: Upon execution of this leasing amendment, all previous amendments are terminated. All other terms and conditions of the existing lease agreement remain in effect without modifications, additions or deletions. Exhibit C - Furniture Plan/Inventory will be revised to include the additional space and associated furnishings.

It is further agreed that if both parties do not reach agreement on the terms and conditions for an extension of the current lease on or before the last day of February 1997, then the lease agreement will terminate as scheduled at midnight on August 30, 1997.

Sincerely,
Richard F. Newmiller, P.E.
Director, Engineering and Facilities


Acceptance Signatures:


________________________________________________________________________________
Robert Sando              VP Finance                               Date


/s/ Richard F. Newmiller                                            6/20/96
________________________________________________________________________________
Richard F. Newmiller     Director, Engineering & Facilities         Date

[LOGO]CENTOCOR



July 11, 1994


Mr. Robert B. Sando
Controller
Elcom Technologies
5 Great Valley Parkway
Malvern, PA  19355

Dear Mr. Sando,

Enclosed please find one original signed copy of your lease at 78 Great Valley Parkway. As agreed, we will finalize the draft attachment Exhibit C - Furniture Plan/Inventory within the next 80 days.

We are in receipt of your security deposit check (#1367) in the amount of $5,500.00. Please make future rental checks payable to Centocor Property Management Corp II and forward payments directly to:

        Mr. Robert J. Caso
        Director - Accounting Operations
        Centocor, Inc.
        200 Great Valley Parkway
        Malvern, PA  19355

If you have any questions, please contact me.  Welcome to our campus!

Sincerely,

/s/ Richard F. Newmiller
Richard F. Newmiller, P.E.
Director, Facilities and Engineering

Enclosures

cc:     Legal File      G. Hobbs
        R. Caso         R. Kaplan
        P. Wulfing      Geis Realty Group, Inc.

                                     LEASE - "SCHEDULE"


I.   Names and Addresses of Parties.

       A.  Landlord                          CENTOCOR PROPERTY MANAGEMENT CORP. II,
                                             a Delaware corporation

       B.  Landlord's Address                200 Great Valley Parkway
                                             Malvern, PA  19355
                                             Attention:  Corporate Secretary

       C.  Tenant                            ELCOM TECHNOLOGIES CORPORATION
                                             a Pennsylvania corporation

       D.  Doing Business as                 (Same as C.)

       E.  Tenant's Address                  78 Great Valley Parkway, Malvern PA 19355


II.  Premises.

       A.  Suite Number                      78 Great Valley Parkway and a portion of
                                             84 Great Valley Parkway as identified below in
                                             IIC.2 below and depicted on Exhibit "A"
                                             attached to this Lease to be occupied in
                                             the order as noted below.

       B.  Name and Address of of Building   40-84 Great Valley Parkway (Bldg. #5)
                                             East Whiteland Township
                                             Chester County, Pennsylvania

       C.  Rentable Area of Premises     1.  For Rent Calculation:
                                             7/15/94 - 8/30/94:  4,000 SF of Rentable Area
                                             9/1/94  - 8/30/95:  4,000 SF of Rentable Area
                                             9/1/95  - 8/30/96:  7,000 SF of Rentable Area
                                             9/1/96  - 8/30/97: 10,000 SF of Rentable Area

                                         2.  For Actual Occupancy:
                                             7/15/94 - 8/30/94:  4,990 SF of Rentable Area*
                                             9/1/94  - 8/30/95:  4,990 SF of Rentable Area*
                                             9/1/95  - 8/30/96:  8,230 SF of Rentable Area**
                                             9/1/96  - 8/30/97: 10,105 SF of Rentable Area**
                                                       * - depicted on Exhibit "A" as 78 Great
                                                           Valley Parkway
                                                      ** - depicted on Exhibit "A" as all of 78
                                                           and a portion of 84 Great Valley
                                                           Parkway

                                             Subject to right of Tenant under Section 1 of
                                             the Lease to occupy all 16,741 SF in 78 and 84
                                             Great Valley Parkway unless occupied by
                                             Centocor



                                                   - i -


       D.  Rentable Area of Building     84,759 Square Feet


III. Length of Term.

       A.  Term                          7/15/94 through 8/30/97
       B.  Commencement Date             7/15/94
       C.  Expiration Date               8/30/97


IV.  Minimum Rent.

       Tenant shall pay to Landlord a guaranteed annual minimum rent (the "Minimum Rent") for each of the following periods during the Term, as follows:

     TIME PERIOD                ANNUAL AMOUNT            MONTHLY INSTALLMENT
  7/15/94 - 8/30/94             $      -0-                  $      -0-
  9/1/94  - 8/30/95                33,000.00                    2,750.00
  9/1/95  - 8/30/96                57,750.00                    4,812.50
  9/1/96  - 8/30/97                82,500.00                    6,875.00

Subject to Tenant obligations for Rent for 16,741 SF if Tenant occupies all of 78 and 84 Great Valley Parkway in accordance with Section 1 of the Lease.


V.   Use of Premises.

        Subject to the provisions this Lease, Tenant shall use the Premises solely for the purpose of conducting the business of: administrative offices, research and development and light assembly for research and development with possible light assembly of Tenant's modem products.


VI.  Additional Rent.

        In addition to the Minimum Rent, Tenant shall pay the following as Additional Rent for Tenant's Operating Expense Allocation:

    Fixed Operating Cost Allocation:

    7/15/94 - 7/31/94    $2.25 PSF/yr                  $375.00*
    8/1/94  - 8/30/94    $2.25 PSF/yr                  $750.00*

                                             Annually:            Monthly:
    9/1/94  - 8/30/95    $2.25 PSF/yr       $ 9,000.00           $  750.00**
    9/1/95  - 8/30/96    $2.36 PSF/yr        16,520.00            1,376.67**
    9/1/96  - 8/30/97    $2.48 PSF/yr        24,800.00            2,066.67**

 Subject to Tenant obligations for Rent for 16,741 SF if Tenant occupies all of 78 and 84 Great Valley Parkway in accordance with Section 1 of the Lease.

 * - In addition, Tenant shall pay for all Tenant Utility Costs (as defined in the Lease) during the period 7/15/94 through 8/30/94.
** - In addition, Tenant shall pay for all Tenant Utility Costs (as defined in the Lease)

VII.  Security Deposit.

        Tenant, contemporaneously with the execution of this Lease, has deposited as security with Landlord the sum of Five Thousand Five Hundred Dollars ($5,500.00).

VIII.  Broker.

        Geis Realty Group, Inc. and The Burns company (the "Brokers") are the only persons who acted as brokers in connection with this Lease.

IX.  Exhibits and Addenda.

        The following exhibits and addenda are attached hereto and made a part of this Lease:

                        Exhibit "A" - Premises Plan
                        Exhibit "B" - Description of Existing HVAC Equipment Exhibit "C" - Furniture Plan/Inventory

        THIS "SCHEDULE" AND THE "TERMS" WHICH ARE ATTACHED HERETO (INCLUDING ALL EXHIBITS AND ADDENDA) CONSTITUTE THIS LEASE BETWEEN LANDLORD AND TENANT.

        IN WITNESS WHEREOF the parties hereto, intending to be legally bound hereby, have caused this Lease to be duly executed the 11th day of July, 1994.

                        LANDLORD:       CENTOCOR PROPERTY MANAGEMENT CORP. II


Attest/
Witness: /s/[SIGNATURE APPEARS HERE]    By: /s/[SIGNATURE APPEARS HERE]
        ------------------------            -------------------------
                        TENANT:         ELCOM TECHNOLOGIES CORPORATION


Attest/
Witness: /s/[SIGNATURE APPEARS HERE]    By: /s/ Robert B. Sando
        ------------------------            -------------------------
                        7/11/94             Robert B. Sando

                                 LEASE - TERMS

        1.  Premises.  Landlord hereby leases to Tenant and Tenant hereby leases
            --------
from Landlord the premises described in Parts II.A and II.C.2 of the Schedule (the "Premises") in the building identified in Part II.B. of the Schedule (the "Building") (the Building and the land upon which it is situate are hereinafter referred to as the "Property"), for the Term and subject to the covenants, terms, provisions and conditions of this Lease. Notwithstanding the foregoing sentence, provided there is no pending Event of Default, Centocor is not occupying the space and Landlord has given its approval to Tenant for its expansion, Tenant shall have the right at any time during the Term of this Lease, to occupy the entire 16,741 square feet of space comprising 78 and 84 Great Valley Parkway whereupon Tenant shall pay Rent calculated for 16,741 square feet. The Premises shall include those items of Landlord's furniture that is listed on an inventory that has been prepared by Tenant and approved by Landlord before execution of this Lease.

        2.  Term.  The Term and Tenant's obligation to pay rent and occupy the
            ----
Premises shall (a) commence on the Commencement Date set forth above in Part III.B. of the Schedule and (b) end, without the necessity for notice from either party to the other, at midnight on the Expiration Date set forth above in Part III.C. of the Schedule.

        3.  Rent.
            ----
            (a) Tenant shall pay, without demand and without deduction or setoff, to Landlord the monthly installment of Minimum Rent set forth above in
Part IV, of the Schedule on the first day of each calendar month during the Term. If the Commencement Date shall fall on a day other than the first day of a calendar month, the Minimum Rent shall be apportioned pro rata on a per diem basis for the period between the Commencement date and the first day of the following calendar month and such apportioned sum shall be paid on the Commencement Date.

            (b) If Tenant fails to pay any Minimum Rent within five (5) days after the day it is due and payable, Tenant shall pay a late payment charge equal to five percent (5%) of such unpaid amount. This late payment charge is intended as liquidated damages to compensate Landlord for its additional administrative costs resulting from Tenant's late payment, and is agreed by Landlord and Tenant to be a reasonable estimate of the additional administrative costs which Landlord will incur as a result of such late payment. The collection of this late payment charge will not constitute a waiver by Landlord of any default by Tenant under this Lease or preclude Landlord's exercise of all or any of Landlord's remedies after such default.

        4.  Additional Rent.
            ---------------

            (a)    The following terms shall have the meanings set forth below:

                        (I) "Additional Rent" means all of the sums payable by Tenant under this paragraph and all other sums payable by Tenant elsewhere under this Lease, whether or not the same are expressly designated as additional rent.

                        (II) The term "Operating Costs" shall mean the costs to Landlord, determined by Landlord of operating and maintaining the Building including without limitation: (A) charges for, and taxes on, the furnishing to the Building of all water and sewer service, all electricity for common area and exterior lighting; (B) costs of maintenance of the Building and Property, security, landscaping and snow removal; (C) charges for governmental permits required in connection with the operation of the Building; (D) wages, salaries and benefits of employees of Landlord or of any management company (including an affiliate of Landlord) to the extent they are employed in the management, operation and maintenance of the Building; (E) premiums for hazard, rent, liability, worker's compensation and other insurance maintained by Landlord for the Building; (F) costs arising under service contracts for the Building; (G) Real Estate Taxes (defined below); (H) legal fees, auditing fees and other professional and consulting fees required in connection with the operation of the Building (but not with respect to collections or disputes with tenants); (I) costs of repair and maintenance of the Property; (J) management fees (whether payable to a third-party management company, or an affiliate of Landlord); (K) fees and assessments payable to the Great Valley Owners Association pursuant to the Declaration of Covenants applicable to the Property; and (L) the cost of all other items (including, without limitation, replacements and improvements) which under generally accepted accounting principles constitute operating or maintenance costs which are allocable to the Building or any portion thereof. The term "Operating Costs" shall not include: (A) depreciation (other than on personal property and equipment); (B) interest and principal or other payments on any encumbrances or indebtedness of Landlord; (C) ground rents; (D) costs actually reimbursed through insurance proceeds to repair or replace damage by fire or insured other casualty; (E) commissions payable to leasing brokers, any costs relating to activities for the solicitation and execution of leases of space within the Building; (F) expenditures for capital improvements (including lease payments for capital improvements) except expenditures necessary to maintain the Building in good order and condition, those incurred which reduce or are intended to reduce Operating Costs, and capital expenditures required by law; in which cases the cost thereof shall be included in Operating Costs to the extent of the expected useful life as determined by Landlord in accordance with generally accepted accounting principles applicable to the remainder of the Term; (G) the cost of correcting defects in the construction of the Building or in the Building equipment to the extent of any recovery by Landlord under warranties;
(H) any insurance premium to the extent that Landlord is reimbursed (other than by payment of shares of Operating Costs) for it by Tenant under this Lease or by any other tenant in the Building pursuant to its lease; (I) the cost of any work or services performed or facilities furnished to any tenant of the Building to a materially greater extent or in a manner materially more favorable to such tenant than that performed for or furnished to Tenant; (J) the cost of alterations of leased space in the Building; and (K) the cost of any utility services included in Tenant Utility Costs (herein defined) or consumed by other tenants within their respective demised premises.

                (iii) "Operating Costs Allocation" means that amount payable by Tenant as Additional Rent for Operating Costs which Landlord has allocated to the Premises.

                (iv) "Real Estate Taxes" means all real estate taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen (other than any tax, assessment, levy or other charge (other than any income tax) by any federal, state or local law now or hereafter imposed directly or indirectly upon Landlord with respect to this Lease or the value thereof, or upon Tenant's use or occupancy of the Premises or upon the Minimum Rent, Additional Rent or any other sums payable under this Lease) assessed or imposed upon the Property and any tax however designated, which may be levied or imposed in substitution, in whole or in part, for any tax or in addition to or increase any tax which would otherwise be included within the definition of Real Estate Taxes.

                (v) The amounts payable by Tenant for its Operating Costs Allocation (covering Operating Expenses including Real Estate Taxes) shall be fixed at the amounts listed in Part VI of the Schedule.

        (b) With respect to electricity, natural gas, propane and/or steam or any other fuel or energy furnished to the premises or for equipment supplying HVAC to the Premises, Tenant shall pay for all such energy consumed and consumption shall be measured either by Landlord's submeter or by the public utility of which Tenant is a metered customer. If consumption is measured by a public utility of which Tenant is a metered customer, then Tenant shall pay such public utility the charges therefor when due. If consumption is measured by Landlord's submeter then Tenant shall pay to Landlord, within fifteen (15) days after receipt from Landlord of each statement of the amount due, Tenant's share of Landlord's actual cost of supplying such quantity of such forms of fuel or energy as is consumed by Tenant ("Tenant Utility Costs"). Tenant Utility Costs shall be determined by Landlord solely on the basis of usage as shown on submeters installed at or for the Premises. The calculation of the billing in said statement shall be determined by Landlord (i) for electricity on the basis of the applicable PECO general services rate as applied to Tenant's electricity consumption for the Premises, and (ii) for propane, natural gas or other utilities on the basis of the average cost per unit per billing period charged to Landlord. For purposes of this paragraph, Tenant shall have responsibility in the first year of the Term of this Lease for utilities consumed with respect to the areas occupied by Tenant as separately metered, and in the second and third years of the Term for all utilities consumed in all 16,741 square feet comprising 78 and 84 Great Valley Parkway.

        5.      Services.
                --------

                (a) Landlord agrees that, from after the Commencement Date, it shall provide or cause to be provided for the Tenant and the Premises only the following services:
                        (i) Heat, ventilation, and air-conditioning ("HVAC") reasonably required for the comfortable occupation of the Premises during Ordinary Business Hours (which, for purposes of this Lease, shall be deemed the regular hours of Tenant's operations in the Premises), subject to the following: (A) Landlord shall not be responsible for the failure of the heating or air-conditioning system to provide heating or air-conditioning for comfortable occupation of the Premises if such failure occurs to an area of the Premises and results from that area being occupied by more persons than can be reasonably accommodated by the equipment or that the combined electrical load of Tenant's equipment and Tenant's lighting fixtures exceeds the General Load Capacity (as herein defined); (B) Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating and/or air-conditioning system; and (C) the foregoing heating and air-conditioning services shall be subject to any statute, ordinance, rule, regulation, resolution or recommendation for energy conservation which may be promulgated by any governmental agency or organization and which Landlord in good faith may elect to abide by. Landlord is providing such HVAC services with existing equipment more particularly described on Exhibit "C" which equipment Landlord shall maintain during the Term. Landlord shall not be responsible to provide or install any additional equipment to provide HVAC at levels greater than that which can be provided by the equipment that presently exists in the Building.

                        (ii) A reasonably sufficient quantity of water for drinking, for lavatory and toilet fixtures (as applicable), for fire sprinkler systems within the Building and those for laboratory fixtures that exist in the Premises upon the execution of this Lease.

                        (iii) Maintenance of public areas of the Property in clean condition and in good working order, and the sidewalks in good repair and reasonably free of accumulations of snow and ice.

                        (iv) All necessary maintenance and repairs (structural and non-structural) to the Building to keep the Building in good order and condition, including repairs to the structural components of the Premises, all repairs which may be needed to the mechanical, HVAC, electrical and plumbing systems and in servicing the Premises (including repairs to any supplemental and non-standard fixtures or other improvements installed or made by or at the request of Tenant requiring maintenance of a type or nature not customarily provided by Landlord to office lessees of the

Property). Tenant shall be obligated for all plate glass windows and doors of the Premises. Except as expressly otherwise provided in this Lease, Landlord is not responsible to provide any repairs or maintenance of or to the Premises.

                (v) Electric energy for general light and power use in the Premises, but in no event exceeding such wattage per square foot of the Premises as is provided by the electrical distribution equipment that exists in the Premises when this Lease is executed for basic lighting and electrical outlets based upon the electrical distribution equipment, wiring and fixtures installed in or for the Premises on the date this Lease is executed (the "General Load Capacity"), in addition to the electric energy required by Tenant for distribution of the Building's HVAC systems to the Premises and all propane or natural gas and steam that serves as fuel for heat and any hot water supplied to fixtures in the Premises, all subject to the following:

                        (A) Tenant shall permit Landlord to install submeters in the Premises or elsewhere in the Building for the purpose of measuring Tenant's consumption of electric energy in the Premises.

                        (B) With respect to light fixtures in the Premises, Tenant at Tenant's expense shall furnish and install all replacement fluorescent tubes, starters, lamps and ballasts required in the Premises.

                        (C) Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or serving the Premises, which capacity will be determined by Landlord for the Premises.

        (b) Except with the prior express written approval of Landlord, Tenant shall not install any equipment of any kind whatsoever which might necessitate any changes, replacements or additions to any of the heating, ventilating, air-conditioning, electric, water, sewer or other systems serving the Premises or any other portion of the Property, or to any of the services required of Landlord under this Lease. Tenant shall have the obligation to provide its own phone and data systems equipment including, without limitation, all wiring required therefor, and the Landlord's express written approval (which shall not be unreasonably withheld or delayed) shall be required prior to the installation thereof in the Premises.

        (c) As to any services provided by Landlord to the Premises or Property, Landlord shall not be responsible or liable in any way for any failure, defect in supply or character of, interruption or inadequacy in the quantity or quality of the same where caused by war, civil commotion, governmental restrictions or regulatios, strikes, labor disturbances, inability to obtain adequate supplies or materials, casualties, repairs, replacements, or act or omission or requirement of the public utility serving the Property, or any other cause beyond Landlord's actual control whether similar or dissimilar to the foregoing.

        (d) Landlord agrees that as of the Commencement Date of this lease for the space to be occupied in the first year of the Term, the HVAC, electrical and plumbing equipment serving and lighting fixtures in such space shall be operational and functioning and at the beginning of the second and third years, respectively, for the additional space to be occupied at the beginning of each such year, the HVAC, electrical and plumbing equipment serving and lighting fixtures in such space shall be operational and functioning for the additional space occupied.

        6.  Insurance.
            ---------

        (a) Tenant, at Tenant's sole cost and expense, shall maintain throughout the Term all of the following insurance:

                (i) insurance against loss or damage to all of Tenant's furniture, fixtures, equipment, machinery and any other personal property now or thereafter located on the Premises by fire such other casualties as may be included in the forms of all-risk insurance from time to time most commonly available, in an amount equal to at least the cash values of such property;

                (ii) insurance on an occurrence basis against claims for personal injury (including death) and property damage and with broad form contractual liability coverage, under a policy or policies of comprehensive general liability insurance or commercial general liability insurance, with such limits as may be reasonably requested by Landlord from time to time, but not less than $5,000,000 per occurrence; and

                (iii) Worker's Compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the state in which the Property is located.

Each policy shall have attached thereto an endorsement to the effect that no act or omission of Tenant shall affect the obligation of the insurer to pay the full amount of any loss sustained. Each policy shall be in such form as Landlord may from time to time require. Tenant shall provide to Landlord proof of that insurance which Tenant is obligated to maintain under this Lease and, upon request of the Landlord, supply to Landlord a copy of the applicable insurance policy or policies.

        (b) Landlord shall maintain throughout the Term all of the following insurance:

                (i) Comprehensive general liability insurance relating to the Property (including, without limitation, the common areas); and

                (ii) Property insurance for the Property written on a fire and extended coverage, or all-risk, basis.

The costs of the premiums for such insurance and of any endorsements thereto to the extent allocable to the Property shall be part of Operating Costs.

        (c) Each of the parties hereto hereby releases the other and the other's partners, agents and employees, to the extent of each party's insurance coverage, from any and all liability for any loss or damage which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party, its partners, agents or employees; provided, however, that this release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance shall contain a clause to the effect that this release shall not affect said policy or the right of the insured to recover thereunder. If any policy does not permit such a waiver, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation if it is commercially available and if such policies do not provide therefor. If an additional premium is charged for such waiver, the party benefiting therefrom, if it desires to have the waiver, agrees to pay to the other the amount of such additional premium promptly upon being billed therefor.

        (d) Tenant may carry any insurance required by this Lease under a blanket policy, applicable to the Premises for the risks and in the amounts required pursuant to this paragraph, provided that all requirements of this paragraph shall be complied with in respect of such policy and that such policy shall provide that the coverage thereunder for the Premises and occurrences in, on or about the Premises shall not be diminished by occurrences elsewhere.

                (e) Tenant covenants that it will not do or commit, or suffer or permit to be done or committed, any act or thing as a result of which any policy of insurance of any kind on or in connection with the Premises or the Property or any part thereof shall become void or suspended, or the insurance risk on the Property or any part thereof shall (in the opinion of any insurer or proposed insurer) be rendered more hazardous. Tenant shall pay as Additional Rent, within fifteen (15) days after being billed therefor, the amount of any increase of premiums for such insurance resulting from any breach of this covenant by Tenant. If Tenant creates, suffers or permits any risk against which insurance cannot be obtained, whether such creation, sufferance or permission is or is not a default, Landlord shall, without limitation of Landlord's rights and remedies in the event of a default, nevertheless have the right to terminate this lease upon written notice to Tenant but only if Tenant does not cease such activity creating the uninsured risk within five (5) days after notice from Landlord.

        7.  Tenant's Trade Fixtures.  Tenant shall have the right to install
            -----------------------
trade fixtures required by Tenant or used by it in its business and, if installed by Tenant, to remove any or all such trade fixtures from time to time during this Lease, and Tenant shall remove all such trade fixtures prior to the expiration or termination of this Lease; provided, however, that Tenant shall not remove any such trade fixture, without the prior written consent of Landlord, if the removal of such trade fixtures will impair the structure of the Building or the Premises. Tenant shall repair and restore any damage or injury to the Premises caused by the installation and/or removal of any such trade fixtures. In the event that Tenant fails to remove all such trade fixtures prior to the expiration or termination of this Lease, Landlord may remove all such trade fixtures and dispose of them without notice or obligation to Tenant and Tenant shall reimburse Landlord for Landlord's cost of such removal and disposal.

        8.  Signs.  Landlord will provide one standard identification sign
            -----
adjacent to the main entrance of the Premises and a listing on the directory for the Building located at the street entrance to the Property. Tenant not install any signs on the exterior of the Premises or within the Premises which may be visible from the outside of the Premises.

        9.  Repairs and Condition of Premises.
            ----------------------------------

             (a) Tenant covenants that at the expiration or earlier termination of this Lease, Tenant shall leave the Premises, and during the Term will keep the Premises, in good order and condition (reasonable wear and tear excepted). Tenant will make all necessary repairs and replacements to the Premises; provided, however, that Tenant is not responsible to provide any maintenance, repair or service which is expressly Landlord's obligation hereunder. Tenant shall use every reasonable precaution against fire.

             (b) Tenant shall at all times remove all dirt, rubbish, waste and refuse from the Premises, keep and maintain the Premises in a clean, neat and sanitary condition throughout the Term and at the Expiration Date will also have removed all of Tenant's property therefrom, to the end that Landlord may again have and repossess the entire Premises in good order and condition. Any and all janitorial service desired by Tenant for the Premises shall be contracted for by Tenant directly with a janitorial contractor and the cost and payment thereof shall be the sole responsibility of Tenant and Landlord shall have no obligation to provide any janitorial services.

             (c) In the event that any repair is required by reason of the removal of Tenant's property or any negligence or abuse of Tenant or its agents, employees, invitees or of any other person using the Premises with Tenant's express or implied consent, Landlord may make such repair and

Tenant shall, within fifteen (15) days of receipt of a written statement from Landlord, pay to Landlord the costs of such repair as Additional Rent.

                (d) Tenant shall provide at Tenant's sole cost and expense all trash removal including, without limitation, all municipal trash, residual (or industrial) trash, biological, hazardous and radioactive refuse or waste and all recyclables. Tenant shall comply with all legal requirements applicable to the disposal and/or recycling of any of the foregoing. No portion of the Property shall be used or maintained for the dumping of rubbish or debris except in dumpsters or receptacles at locations approved by the Landlord. Trash, garbage and other waste shall be dumped in such containers collections at least weekly. Hazardous or contaminated waste shall only be stored inside the Premises until it is disposed of by the Tenant in strict compliance with all applicable law.

                (e) Attached to this Lease as Exhibit "B" is an inventory of furniture and other personal property owned by Landlord and being leased to Tenant as part of the Property (hereinafter the "Furniture"). Tenant shall maintain the Furniture and shall return it to Landlord at the expiration or earlier termination of this Lease in the same condition as existed on the Commencement Date, ordinary wear and tear excepted. If Tenant wishes to rearrange or reconfigure any of the Furniture that is modular or attached components, Tenant shall have such rearrangement or reconfiguration performed at Tenant's expense by the contractor who supplied such Furniture to the Landlord.

        10. Alterations.  Tenant shall not, without on each occasion first
            -----------
obtaining Landlord's prior written consent (which shall not be unreasonably withheld or delayed), make or permit to be made any alterations, improvements or additions to the Premises. Landlord shall have the right to condition or deny approval for any alterations based upon the effect of such alterations on the Building, any of the systems or equipment in the Building or any of the services that are to be provided by Landlord under this Lease. Furthermore, Landlord can set any conditions that it deems necessary for the grant of its approval to Tenant including, without limitation, a requirement that the Tenant use contractors who have provided to Landlord warranty coverage to landlord for any portion of the Building that may be affected by the improvements, additions or alterations. All alterations, improvements and additions that may be expressly permitted by Landlord shall be performed in a good and workmanlike manner and in compliance with all laws, ordinances, orders, rules and other governmental requirements and will be performed by contractors approved by Landlord. Except as otherwise provided herein with respect to trade fixtures, all alterations, improvements, additions, repairs and all other property attached to or used in connection with the Premises or any part thereof made or installed on the Premises by or on behalf of Tenant shall immediately upon completion or installation thereof be and become part of the Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of the term of this Lease. All additions, alterations and improvements made by Tenant shall be maintained by Tenant. Tenant shall give to Landlord "as built" drawings of any improvements, alterations or additions made by Tenant to the Premises within thirty (30) days after the improvements, alterations or additions. By notice given to Tenant, Landlord may require that any alterations, additions and improvements made in or upon the Premises be removed by Tenant. In that event, Tenant will remove such alterations, additions and improvements at Tenant's sole cost and will restore the Premises to the condition in which they were before such alterations, additions and improvements were made.

        11.  Landlord's Right of Entry.  Tenant agrees to permit Landlord and
             -------------------------
the authorized representatives of Landlord and of the holder of any mortgage or any prospective mortgagee to enter the Premises at any time in response to an emergency (including avoid damage to the Property or to persons or property) and, with at least one day's prior telephonic or written notice to Tenant, otherwise at all reasonable times and upon reasonable notice for the purpose of making inspections to satisfy itself that Tenant has complied with the provisions of this Lease, making any necessary repairs to the Premises, performing any work therein that may be necessary by reason of Tenant's failure to make such repairs or perform any such work required of Tenant under this Lease, or making any alterations, improvements or repairs to the Building or for any purpose in connection with the management or operation of the Property. Nothing herein shall imply any duty upon the part of Landlord to make any such inspection and nothing herein shall imply any duty on the part of Landlord to do any other work which under any provision of this Lease Tenant may be required to perform and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform it. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of any of the foregoing and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever. Landlord also shall have the right to enter the Premises at all reasonable times to exhibit the Premises to any prospective tenant or mortgagee thereof, within the last nine (9) months of the Term and to any prospective purchaser or mortgagee thereof or any prospective mortgagee at any time during the Term. No entry into the Premises by Landlord by any means will constitute a forcible or unlawful entry into the Premises, or a detainer of the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any part thereof, nor will such entry entitle Tenant to damages or an abatement of the rent or other sums due hereunder.

        12.  Non-Abatement of Rent.  Except as expressly provided herein, it is
             ---------------------
understood and agreed that damage to or destruction of all or any portion of the Premises by fire or by any other cause shall not terminate this Lease nor entitle Tenant to surrender the Premises or to terminate this Lease nor in any way affect Tenant's obligation to pay the Minimum Rent, Additional Rent and other sums payable hereunder. Tenant's covenants to pay the Minimum Rent, Additional Rent and all other sums payable hereunder are independent of any other covenant, agreement, term or condition of this Lease.

        13.  Governmental Regulations; Covenants Affecting the Property.
             ----------------------------------------------------------

             (a) Tenant shall throughout the Term, at Tenant's sole cost and expense, promptly comply with all laws and ordinances and notices, orders, rules, regulations and requirements of all federal, state and local governments and appropriate departments, commissions, boards and officers thereof, and notices, orders, rules and regulations of the National Board of Fire Underwriters, or any other body now or hereafter constituted exercising similar functions, relating to all or any part of the Premises (except those for repairs and maintenance which Landlord is obligated by the terms of this Lease to perform or for which Landlord is to be reimbursed as an Operating Cost) or to the use or manner of use of the Premises. If to comply with the foregoing sentence, Tenant is required to install a capital improvement whose useful life, as reasonably determined by Landlord, shall exceed the Term of this Lease and such capital improvement is one which Landlord will actually use after the Term of the Lease and is not specifically required because of the specific use or occupancy of the Tenant, Landlord shall have the option of either (i) requiring Tenant to install such improvement and provide a credit to Tenant as reasonably determined by Landlord for the portion of the improvement's cost atttributable to the portion of its useful life period beyond the Term of this Lease (without regard to any early termination) or (ii) installing the improvement itself in which case the Tenant shall pay to Landlord within ten (10) days after being invoiced the amount reasonably determined by Landlord of the cost of such improvement attributable to the portion of its useful life during the Term of this Lease.

             (b) Tenant shall also abide by all terms and conditions of those certain Protective Covenants for Great Valley Corporate Center (the "Covenants") to which the Property is subject and the terms and conditions of the Covenants are incorporated herein by reference.

14.  Environmental Matters.
     ---------------------

             (a) Without otherwise limiting Tenant's obligations under the provisions of this Lease relating to compliance with government regulations, Tenant shall conduct,and cause to be conducted, all operations and activities at the Premises in compliance with, and shall in all other respects applicable to the Premises comply with, all present and future applicable statutes, ordinances, governmental regulations, orders and directives, and all applicable requirements of common law (all of the foregoing being hereinafter referred to collectively as the "Environmental Laws"), concerning (i) operations at the Premises, (ii) handling of any materials including without limitation radioactive and biohazardous materials, (iii) emission, release or discharge of any pollutant into the air, the presence or passage of any effluent or pollutant or the discharge of any effluent or pollutant into any water or soil, or the presence, passage or release of any substance or matter, or (iv) the storage, treatment, disposal, presence or passage of any solid waste, industrial waste, or hazardous waste or substance at, from or connected with operations at any premises. Tenant shall obtain all permits, licenses, or approvals and shall make and file all notifications and registrations as required by Environmental Laws in a timely manner. Tenant shall at all times comply with the terms and conditions of any such permits, licenses, approvals, notifications and registrations.

        (b) Tenant shall provide to Landlord copies of the following, forthwith after each shall have been submitted, prepared or received by Tenant or any occupant of the Premises:

                (i) all applications and associated materials submitted to any governmental agency for compliance with any Environmental Law;

                (ii) all documents and other information relating in any way to the Premises submitted to any governmental agency in response to a request purporting to be pursuant to any Environmental Law;

                (iii) any notification, registration, record, report or manifest, and supporting information, submitted or maintained in connection with any Environmental Law;

                (iv) any permit, license, approval, amendment or modification thereof obtained under any Environmental Law; and

                (v) any correspondence, notice of violation, summons, order, complaint, or other document received by Tenant or any occupant of the Premises pertaining to compliance with any Environmental Law.

        (c) Tenant shall indemnify and hold harmless Landlord of, from and against any and all expense, loss or liability suffered by Landlord by reason of Tenant's breach of any of the provisions of this paragraph, including, but not limited to, (i) any and all expenses that Landlord may incur in complying with any Environmental Laws, (ii) any and all costs that Landlord may incur in studying, containing, removing, remedying, mitigating, or otherwise responding to, the release of any hazardous substance or waste at or from the Premises,
(iii) any and all costs for which Landlord may be liable to any governmental agency for studying, containing, removing, remedying, mitigating, or otherwise responding to, the release of any hazardous substance or waste at or from the Premises, (iv) any and all fines or penalties assessed upon landlord by reason of a failure of Tenant to comply with the provisions of this paragraph, (v) any and all loss of value of the Property by reason of such failure to comply, and
(vi) any and all legal fees and costs incurred by Landlord in connection with any of the foregoing.

        (d) No subsequent modification or termination of this Lease by agreement of the parties, or otherwise shall be construed to waive, or to modify, any provisions of this paragraph, unless the termination or modification agreement or other document so states in writing.

        (e) The terms utilized in this paragraph shall be defined as they are defined in the Environmental Laws as amended from time to time or in future federal legislation and/or regulations and in corresponding present or future provisions of law and/or regulations in the state, county and/or municipality where the Premises are located.

                (f) Tenant shall promptly notify Landlord of any inspection of the Premises conducted or to be conducted by any governmental agency or authority with respect to environmental conditions relating to the Premises or Tenant's use thereof.

        15.     Use of Premises.  Tenant shall continuously occupy and use the
                ---------------
Premises solely for conducting the business specified in Part V. of the Schedule. The Premises may not be used or occupied in whole or in part for any other purpose. The business to be conducted by Tenant at the Premises shall be conducted under the name set forth above in Part I.D. of the Schedule.

        16.     Mechanics' Liens, etc.
                ---------------------

                (a) Tenant will not create or permit to be created or remain, and will discharge, any lien, encumbrance, or charge (levied on account of any imposition or any mechanic's, laborer's, or materialman's lien) which might be or become a lien, encumbrance or charge upon the Premises, the Property, or any part thereof or the income therefrom, and Tenant will not suffer any other matter or thing whereby the estate, rights and interest of Landlord in the Premises, the Property or any part thereof might be impaired; provided that any mechanic's, laborer's or materialman's lien may be discharged in accordance with the provisions set forth below.

                (b) If any mechanic's, laborer's or materialman's lien shall at any time be filed against the Premises, the Property or any part thereof, Tenant, within fifteen (15) days after notice of the filing thereof, will cause it to be discharged of record by payment, deposit, bond, order of the court of competent jurisdiction or otherwise.

                (c) Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, to any contractor, subcontractor, laborer, or materialman for the performance of any labor or the furnishing of any materials for any specific alteration, addition, improvement or repair to the Premises or any part thereof. Nothing in this Lease or in any other document executed by Landlord shall be construed to constitute an acknowledgement that any work done or material provided by any contractor, subcontractor or materialman of Tenant was done or provided for the immediate use and benefit of Landlord.

                (d) Prior to the making of any alterations, additions or improvements to the Premises and in any event within ten (10) days following the execution of any contract for such work, Tenant shall cause to be filed in the Office of the Prothonotary of the county in which the Premises are located waivers of mechanic's and materialmen's liens in form satisfactory to Landlord's counsel, such waivers to be binding on all subcontractors and materialmen.

        17.     Indemnification and Release of Landlord.
                ---------------------------------------
                (a) Tenant agrees to indemnify and save harmless Landlord from and against any and all claims, losses, liabilities and expenses (including, without limitation, attorneys' fees and court costs) arising in connection with (i) the occupancy, conduct or operation of the Premises or from any work or thing whatsoever done or failed to be done in and on the Premises,
(ii) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease or under any law, (iii) any act, neglect or negligence of Tenant, or any of its agents, contractors, servants, employees, or licensees, or
(iv) any accident, injury, or damage whatsoever caused to any person, firm, or corporation occurring during the Term, in or about the Property, other than caused by the willful misconduct of Landlord. In case any action or proceeding be brought against Landlord by reason of any such claim. Tenant, upon notice from Landlord, covenants at Tenant's cost and expense to resist or defend action or proceeding or to cause it to be resisted or defended by an insurer.

                (b) Tenant hereby releases landlord, its principals, agents, employees and contractors from, all claims for death, personal injury or damage to property or business sustained by Tenant or any person claiming by, through or under Tenant resulting from fire, accident, defect in the Premises or the Property, any defect in or any failure of any equipment, machinery, utilities, appliances or apparatus in the Premises or the Property, failing of fixtures or other items, leakage of water, snow or ice, broken glass, or any other event whatsoever, other than caused by the willful misconduct of Landlord and any failure of Landlord to perform any of its obligations under this lease.

                (c) The foregoing indemnification and release shall survive the expiration or sooner termination of this lease.

        18.     Covenant of Quiet Enjoyment.  Landlord covenants that Tenant,
                ---------------------------
upon paying the Minimum Rent, Additional Rent and other charges herein provided for and upon observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall have quiet enjoyment of the Premises during the Term without disturbance by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

        19.     Condemnation.
                ------------

                (a) If twenty-five percent (25%) or more of the Premises, or if all or a substantial portion of the Building or the Property is taken or condemned for a public or quasi-public use under any statute or by right of eminent domain by any competent authority or sold in lieu of such taking or condemnation, such that in the sole opinion of Landlord the Building is not economically operable as before without substantial alteration or reconstruction, this Lease shall terminate as of the date the right of possession vests in the condemnor (the "Taking Date"). The rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to the Taking Date and all rent prepaid for periods beyond the Taking Date shall forthwith be repaid by Landlord to Tenant and neither party shall thereafter have any liability hereunder. Tenant shall have a right to make a claim against the condemnor for moving and related expenses which are payable to tenants under the Eminent Domain Code of Pennsylvania. Except as aforesaid, Tenant hereby waives all claims against Landlord and all claims against the condemnor, and Tenant hereby assigns to Landlord all claims against the condemnor including, without limitation, all claims for leasehold damages and diminution in the value of Tenant's leasehold interest.

                (b) If twenty-five percent (25%) or less of the Premises is so taken or condemned, then this Lease shall terminate as of the Taking Date as to the portion of the Premises so taken or condemned and this Lease shall continue in full force as to the remainder of the Premises with the Minimum Rent and Additional Rent abating only to the extent of the rentable area of the Premises so taken or condemned.

                (c) If the condemnor should take only the right to possession for a fixed period of time or for the duration of an emergency or other temporary condition, then, notwithstanding anything hereinabove provided, this Lease shall continue in full force and effect with an abatement of Minimum Rent and Additional Rent to the extent of the amounts payable by the condemnor with respect to any period of time prior to the expiration or sooner termination of this Lease, and Tenant shall pay to Landlord any deficiency between the amount thus payable by the condemnor and the amount of such rent, while
Landlord shall pay over to Tenant any excess of the amount of the award over the amount of such rent.

        20.     Fire or Other Casualty.
                ----------------------

                (a) If the Premises or the Building is damaged by fire or other insured casualty, Landlord will give Tenant written notice of the time that the Landlord has determined in its sole discretion will be needed to repair the damage, and the election, if any, that Landlord has made according to the provisions below. Such notice will be given no later than thirty (30) days after the fire or other insured casualty (the "Notice Date").

                (b) If the Premises or the Building is damaged by fire or other insured casualty to an extent Landlord has determined in its sole discretion can be repaired within one hundred twenty (120) days after the Notice Date, Landlord will promptly begin to repair the damage after the Notice Date and will diligently pursue the completion of such repair subject to delays for insurance adjustment and to delays beyond the Landlord's control; provided Landlord shall have no duty to repair or replace any personal property of Tenant or any alterations, improvements or additions made by Tenant to the Premises. In that event this Lease will continue in full force and effect except that the Minimum Rent and Additional Rent will be abated on a pro rata basis from the date of the fire or casualty until the date of the completion of such repairs (the "Repair Period") based on the proportion of the rentable area of the Premises that Tenant is unable to use during the Repair Period.

                (c) If the Premises or the Building is damaged by fire or other insured casualty to an extent Landlord has determined in its sole discretion cannot be repaired within one hundred twenty (120) days after the Notice Date, then (i) Landlord may terminate this Lease as of the date of the damage by written notice given to Tenant on or before the Notice Date or (ii) Tenant may cancel this Lease as of the date of the damage by written notice given to Landlord within ten (10) days after Landlord's delivery of a written notice that the repairs cannot be made within one hundred twenty (120) days. If neither Landlord nor Tenant so elects to cancel this Lease, Landlord will diligently proceed to repair the Building and Premises, subject to delays for insurance adjustment and to delays beyond Landlord's control, and Minimum Rent and Additional Rent will be abated on a pro rata basis during the Repair Period based on the proportion of the rentable area of the Premises that Tenant is unable to use during the Repair Period.

                (d) If the Premises or the Building is damaged by uninsured casualty, or if the proceeds of insurance are insufficient to pay for the repair of any damage to the Premises or the Building, Landlord will have the option either to elect to repair the damage or to cancel this Lease as of the date of the casualty by written notice given to Tenant on or before the Notice Date.

                (e) If any damage by fire or other casualty is the result of the willful misconduct or negligent act or omission of Tenant, its agents, contractors, employees or invitees, Minimum Rent and Additional Rent will not be abated. Tenant will have no right to terminate this Lease on account of any damage to the Premises or the Building, except as set forth in this Lease.

        21.     Assignment and Subletting.  Tenant shall not mortgage, pledge or
                -------------------------
encumber this Lease, collaterally or otherwise. Tenant shall not assign this Lease, or sublet the whole or any part of the Premises, or suffer or permit the use and occupancy therof by anyone other than Tenant and its employees. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law or by any transfer, sale, pledge, or other disposition, in any single transaction or cumulatively during the Term, of fifty percent (50%) or more of the ownership interest in Tenant.

        22.     Subordination.
                -------------

        (a) This Lease shall be subject and subordinate at all times to any mortgage, deed of trust or other encumbrance heretofore or hereafter placed upon the Premises or the Property and of all renewals, modifications, consolidations, replacements and extensions thereof (all of which are hereinafter referred to as, collectively a "Mortgage") except to the extent that any Mortgage provides that this Lease is superior to that Mortgage. This provision shall operate automatically and without the necessity of any further act on the part of Tenant to effectuate such subordination. Tenant agrees, at the request of any person who may acquire Landlord's estate by foreclosure or transfer in lieu of foreclosure, to attorn to such person and to execute, acknowledge and deliver, upon demand by Landlord, any holder of a Mortgage or such person who may acquire Landlord's estate, but in no event later than ten (10) days after such demand, such further instruments evidencing and confirming such subordination of this Lease and such instruments evidencing such attornment obligation. Tenant hereby irrevocably appoints Landlord the attorney-in-fact of Tenant (such power of attorney being coupled with an interest), to execute, acknowledge and deliver any such instruments for and in the name of Tenant.

        (b) Notwithstanding the foregoing, any holder of any Mortgage may at any time subordinate its Mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery and recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such Mortgage.

   23.  Estoppel Certificate.
        --------------------

        (a) Tenant agrees at any time and from time to time, within fifteen (15) days after the Landlord's written request or that of any mortgagee of Landlord, to execute, acknowledge and deliver to Landlord a written instrument in recordable form certifying (i) whether this Lease is in full force and effect and if there have been modifications, supplements, side agreements or amendments, and if so, stating such modifications, supplements, side agreements and amendments; (ii) the dates to which Minimum Rent, Additional Rent and other charges have been paid; (iii) the amount of any prepaid rents or to the best of Tenant's knowledge, credit due Tenant, if any; (iv) that Tenant has accepted possession and has occupied the Premises, the Commencement Date and whether any option to extend the Term has been exercised and if so, the Expiration Date; (v) whether, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge; (vi) that no notice has been received by Tenant of any default which has not been cured or, if such default has not been cured, what Tenant intends to do in order to effect the cure; and (vii) and such other matters as Landlord or Landlord's mortgagee may reasonably require. Any such instrument delivered pursuant to this paragraph may be relied upon by Landlord, any prospective purchaser of the Property any mortgagee or prospective mortgagee thereof, any assignee of Landlord's interest in this Lease or of any mortgage upon the Property or any purchaser of an interest in Landlord.

        (b) If within ten (10) days after Landlord's written request for an instrument in accordance with the provisions hereof Tenant has not delivered such instrument, Landlord may elect to send Tenant Landlord's certificate setting forth the information described above. Tenant's failure to execute, acknowledge and deliver to Landlord the written instrument described above within five (5) days after delivery of Landlord's certificate shall constitute an acknowledgement by Tenant, which may be relied upon by Landlord, any prospective purchaser of the Property, any mortgagee or prospective mortgagee thereof, any assignee of Landlord's interest in this Lease or any mortgage upon the Property, or any purchaser or an interest in Landlord that the information set forth on Landlord's certificate is true and correct and shall constitute, as to any person entitled to rely as aforesaid and to the extent set forth therein, a waiver of any defaults by Landlord which may exist prior to the date of such request. Furthermore, Tenant irrevocably appoints Landlord as Tenant's attorney-in-fact to execute and deliver on Tenant's behalf Landlord's certificate if Tenant does not execute, acknowledge and deliver an instrument within such fifteen (15) day period.


   24.  Curing Tenant's Defaults.  Subject to the provisions below requiring
        ------------------------
Landlord in certain instances to give to Tenant written notice of Tenant's default and an opportunity to cure such default (but not subject thereto in the event of an emergency situation (as reasonably determined by Landlord)), if Tenant shall be in default in the performance of any of its obligations hereunder, Landlord may (but shall not be obligated to do so), in addition to any other rights it may have in law or equity, cure such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including interest at the Default Rate, from the respective dates of Landlord's making of the payments and incurring of the costs, on all sums advanced by Landlord as aforesaid, which sums and costs together with interest thereon shall be deemed Additional Rent payable hereunder.

   25.  Notices; Payment of Rent.  All notices, demands, requests, consents,
        ------------------------
certificates and waivers from either party to the other shall be in writing and sent by United States registered or certified mail, return requested, postage prepaid, or by overnight express delivery service or by courier service, against written receipt or signed proof of delivery addressed to the party at the address set forth above in Part 1. of the Schedule 1, or to such other address as the party to receive the notice, demand, request, consent, certificate or waiver may hereafter designate by written notice to the other. All payments of rent hereunder shall be made to Landlord at the address from time to time designated as aforesaid for the giving of notice. All notices, demands, requests, consents, certificates and waivers shall be deemed, given and effective two business days following the date deposited in the United States mail and on the next business day it delivered to an overnight express delivery service or courier service.

   26.  Condition of Title and of Premises.  Tenant represents that Tenant has
        ----------------------------------
been given the opportunity to examine the Premises, the title thereto, the zoning thereof, the street or streets, sidewalks, parking areas, curbs and access ways adjoining them any surface and subsurface conditions thereof, and the present uses and nonuses thereof, and Tenant accepts them in the condition or state in which they now are, or any of them now is, without representation, covenant or warranty, express or implied, in fact or in law, by Landlord and without recourse to Landlord, as to the title thereto, encumbrances thereon, appurtenances, the nature, condition or usability thereof or the use or uses to which the Premises or any part thereof may be put. Except as may be expressly set forth in this Lease, the Premises is being leased to Tenant strictly in "as-is" condition.

   27.  Surrender.  At the expiration or earlier termination of this Lease,
        ---------
Tenant shall surrender the Premises (including any items of Landlord's furniture) in good order and condition, reasonable wear and tear excepted. If Landlord requires Tenant to remove any alterations, improvements or additions which were made by or on behalf of Tenant, Tenant shall remove the same prior to the expiration or earlier termination of this Lease, at Tenant's sole cost, and shall restore the Premises to the condition in which they were before such alterations, improvements and additions were made. All alterations, improvements and additions not so removed will conclusively be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant to any other person and without obligation to account for them. Tenant will pay Landlord all expenses incurred in connection with Landlord's disposition of such property, including without limitation the cost of repairing any damage to the Premises caused by the removal of such property. Tenant's obligation to observe and perform this covenant will survive the expiration or earlier termination of this Lease.

   28.  Holdover.  If Tenant or any person claiming through Tenant shall retain
        --------
possession of the Premises or any part thereof after the expiration or earlier termination of this Lease and, if Landlord shall have expressly consented, in writing, to such continuation of possession, such possession shall be (unless the parties hereto shall otherwise have agreed in writing) deemed to be under a month-to-month tenancy which shall continue until either party shall notify the other, in writing, at least thirty (30) days prior to the end of any calendar month, that the party giving such notice elects to terminate such tenancy at the end of such calendar month, in which event such tenancy shall so terminate. Anything contained in the preceding sentence to the contary notwithstanding, the Minimum Rent payable with respect to each such monthly period shall be two hundred percent (200%) of the Minimum Rent payable for the last month of the Term and, otherwise, month-to-month tenancy with Landlord's express consent shall be upon the same terms and subject to the same conditions, as those which are set forth in this Lease; however, Tenant shall have no right to exercise any option to extend the Term, option to purchase or right of first refusal. The provisions hereof shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided in this Lease or at law or in equity and applicable to unlawful retention of possession or otherwise. Landlord's acceptance of rent under the provisions hereof shall not be deemed consent to the holdover.

   29.  Defaults; Landlord's Remedies; Tenant's Remedies.
        ------------------------------------------------

        (a)     It shall be a default if any of the following shall occur:

                (i) Tenant does not pay in full when due any and all installments of Minimum Rent or Additional Rent or any other charge and such default continues for ten (10) days after the same is due;

                (ii) Tenant violates or fails perform or comply with any covenant or condition (other than the payment of Minimum Rent or Additional Rent or except as otherwise provided below) herein contained and such default continues for a period of thirty (30) days after Tenant receives written notice from Landlord, provided as to those matters which cannot reasonably be cured in such thirty (30) day period, such period shall be extended for a reasonable time provided Tenant has commenced such cure within thirty (30) days and is proceeding with due diligence and in good faith;

                (iii) Tenant removes or attempts to remove Tenant's property therefrom other than in the ordinary course of business or vacates or abandons the Premises without having first paid to Landlord in full all Minimum Rent and Additional Rent and charges that may have become due as well as all which will become due thereafter;

                (iv) Tenant mortgages, pledges, encumbers or assigns this Lease or sublets the whole or part of the Premises in violation of the provisions of this Lease;

                (v) Tenant fails to take possession and occupy the Premises on the Commencement Date;

                (vi) Tenant records this Lease, a short form of this Lease or a memorandum of this Lease without the consent of Landlord;

                (vii) An involuntary case under the federal bankruptcy law as now or hereafter constituted is commenced against Tenant or any guarantor or surety of Tenant's obligations under this Lease ("Guarantor"), or under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or there is filed against Tenant or a Guarantor petition seeking the appointment of a receiver, liquidator or assignee, custodian, trustee, sequestrator (or similar official) of

Tenant or a Guarantor or any substantial part of Tenant's or Guarantor's property, or seeking the winding-up or liquidation of Tenant's or Guarantor's affairs and such involuntary case or petition is not dismissed within sixty (60) days after the filing thereof, or if Tenant or a Guarantor commences a voluntary case or institutes proceedings to be adjudicated as bankrupt or insolvent or consents to the entry of an order for relief under the bankruptcy laws as now or hereafter constituted, or any other applicable federal or state bankruptcy or insolvency or other similar law, or consents to the appointment of or taking possession by a receiver or liquidator or assignee, trustee, custodian, sequestrator (or other similar official) of Tenant or a Guarantor or of any substantial part of Tenant's or a Guarantor's property, or if Tenant or any Guarantor makes any assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due or fails to pay generally its debts as they become due or if Tenant is levied upon and is about to be sold out upon the Premises by any sheriff, marshal or constable or if Tenant or its stockholders or Board of Directors or any committee thereof takes any corporate action in contemplation, preparation or furtherance of or for any of the foregoing; or

                (viii) A material adverse change in the financial condition of Tenant or a Guarantor.

        (b) In any such event set forth above, Landlord may exercise any one or more of the following remedies at the sole option of Landlord.

                (i) Landlord may, in a writing delivered to Tenant, declare immediately due and payable the Minimum Rent, the Additional Rent and all other charges due hereunder for the entire unexpired balance of the Term, in addition to any rent or charges already due and payable, as if by the terms of this Lease the whole balance of unpaid rent and other charges were due on that day payable in advance.

                (ii) Landlord may terminate this Lease by written notice to Tenant, and, on the date specified in the notice, Tenant's right to possession shall cease and this Lease will be terminated (except as to Tenant's liability set forth in the following sentence). If Landlord terminates this Lease, Landlord may recover from Tenant a judgment for damages computed as follows, in addition to its other remedies:

                        (A) the unpaid rent (both Minimum and Additional Rent) which has accrued up to the time of such termination plus interest from the dates such rent was due to the date of the judgment at the Default Rate; plus

                        (B) unpaid rent which would have accrued (had this Lease continued) after termination until the date of the judgment; plus

                        (C) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom including, without limitation, the cost of repairing the Premises and reasonable attorneys' fees; plus

                        (D) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable law.

                (iii) Landlord may terminate Tenant's right of possession and may re-enter and repossess the Premises by legal proceedings, force or otherwise, without terminating this Lease.

                                (iv) After re-entry or retaking or recovering
of the Premises, whether by termination of this Lease or not, Landlord may, but shall be under no obligation to, make such alterations and repairs, if any, as Landlord may deem then necessary or advisable and relet the Premises or any part or parts thereof, either in Landlord's name or otherwise, for a term or terms which may at Landlord's option be less than or exceed the period which otherwise would have constituted the balance of the Term and at such rent or rents and upon such other terms and conditions as in Landlord's sole discretion may seem advisable and to such person or persons as may in Landlord's discretion seem best. Tenant shall be liable for any loss of rent for such period as would be the balance of the Term and any renewal or extension for which Tenant had become bound prior to a default of this Lease plus the cost and expenses of reletting and of redecorating, remodeling or making repairs and alterations to the Premises for the purpose of reletting, the amount of such liability to be computed monthly and to be paid by Tenant to Landlord from time to time upon demand. Landlord shall in no event be liable for, nor shall any damages or other sums to be paid by Tenant to Landlord be reduced by, failure to relet the Premises or failure to collect the rent from any reletting. Tenant shall not be entitled to any rents received by Landlord in excess of the rents provided for in this Lease. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this clause from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. Tenant, for Tenant and Tenant's successors and assigns, hereby irrevocably constitutes and appoints Landlord as agent for Tenant and Tenant's successors and assigns to collect the rents due or to become due under all subleases of the Premises or any parts thereof without in any way affecting Tenant's obligation to pay any unpaid balance of rent or any other sum due or to become due hereunder. Notwithstanding any reletting without termination, Landlord may at any time thereafter elect to terminate this lease for Tenant's previous breach.

                Whenever Landlord shall have the right to re-enter the Premises, it shall have the right to remove all persons and property from the Premises and either treat such property as abandoned or, at Landlord's option, store it in a public warehouse or elsewhere at the cost of and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

                Tenant waives the right to any notice to remove as may be specified in the Landord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision of law, and agrees that five
(5) days notice shall be sufficient in any case where a longer period may be statutorily specified.

                (c) In addition to, and not in lieu of any of the foregoing rights granted to Landlord:

                                (I)     IF TENANT SHALL DEFAULT IN THE PAYMENT
OF THE RENT HEREIN RESERVED OR IN THE PAYMENT OF ANY OTHER SUMS DUE HEREUNDER BY TENANT, TENANT HEREBY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR SAID RENT AND/OR SAID OTHER SUMS; AND/OR TO SIGN FOR TENANT AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION OR ACTIONS FOR THE RECOVERY OF SAID RENTAL AND/OR OTHER SUMS; AND IN SAID SUITS OR IN SAID ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST TENANT FOR ALL OR ANY PART OF SAID
RENTAL AND/OR SAID OTHER SUMS, AND FOR INTEREST AND COSTS, TOGETHER WITH AN ATTORNEYS' COMMISSION FOR COLLECTION OF FIVE PERCENT (5%). SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF SAID RENTAL AND/OR OTHER SUMS SHALL FALL DUE OR BE IN ARREARS, AND SUCH POWERS MAY BE

EXERCISED AS WELL AFTER THE TERMINATION OR EXPIRATION OF THE TERM OF THIS LEASE.

                                (II) WHEN THIS LEASE OR TENANT'S RIGHT OR
POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE, AND ALSO WHEN AND AS SOON AS SUCH TERM SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION AND JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE ITS SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS, WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.

IN ANY ACTION OF EJECTMENT OR FOR RENT IN ARREARS, LANDLORD SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, OF WHICH FACTS SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE, AND IF A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING.

        30.  Remedies Cumulative.  All remedies available to Landlord hereunder
             -------------------
and at law and in equity shall be cumulative and concurrent. No termination of this Lease nor taking or recovering possession of the Premises shall deprive Landlord of any remedies or actions against Tenant for rent, for charges or for damages for the breach of any covenant, agreement or condition herein contained, nor shall the bringing of any such action for rent, charges or breach of covenant, agreement or condition, nor the resort to any other remedy or right for the recovery of rent, charges or damages for such breach be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession. No re-entering or taking possession of the Premises, or making of repairs, alterations or improvements thereto, or reletting thereof, shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such election be given by Landlord to Tenant. The failure of Landlord to insist upon strict and/or prompt performance of the terms, agreements, covenants and conditions of this Lease or any of them, and/or the acceptance of such performance thereafter shall not constitute or be construed as a waiver of Landlord's right to thereafter enforce the same strictly according to the terms thereof in the event of a continuing or subsequent default.

        31.  Nonwaiver.  Any failure of Tenant or Landlord to enforce any remedy
             ---------
allowed for the violation of any provision of this Lease shall not imply the waiver of any such provision, even if such violation is continued or repeated, and no express waiver shall affect any provision other than the one specified in such waiver and only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way (a) alter the length of the Term or of Tenant's right of possession hereunder, or (b) after the giving of any notice, reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any rents due, and the payment of said rents shall not waive or affect said notice, suit or judgment.

        32.  Security Interest.  Landlord shall have and Tenant hereby grants to
             -----------------
Landlord a continuing security interest for all rent and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, accounts (subject to Tenant's right to make prior pledges in connection with the ordinary operation of Tenant's business), furniture and inventory and personal property of Tenant situate on the Premises. Such property situate on the Premises shall not be removed therefrom without the consent of Landlord until all arrearages in Minimum Rent and Additional Rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described above at public or private sale upon five
(5) days' notice to Tenant. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created. Any statutory lien for rent is not hereby waived, the express contractual lien hereby granted being in addition to and supplementary thereto. Notwithstanding the foregoing provisions, Tenant hereby appoints Landlord the attorney-in-fact of Tenant for the limited purpose of executing such financing statements.

        33.  Expenses of Enforcement.  Tenant shall pay upon demand all
             -----------------------
Landlord's costs, charges and expenses including the fees and out-of-pocket expenses of counsel, agents and others retained by Landlord incurred in enforcing Tenant's obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which the Tenant causes the Landlord without the Landlord's fault to become involved or concerned.

        34.  Security Deposit.  Landlord acknowledges receipt from Tenant of the
             ----------------
sum set forth above in Part VII of the Schedule to be retained by Landlord as security for the faithful performance and observance by Tenant of the covenants and conditions of this Lease. It is expressly understood and agreed that notwithstanding anything to the contrary contained in any law or statute now existing or hereafter passed (a) Tenant shall not be entitled to any interest whatsoever on the cash security so deposited, (b) Landlord shall not be obligated to hold such cash security in trust or in a separate account, and (c) Landlord shall have the right to commingle such cash security with its other funds. In the event tenant defaults under this Lease in connection with, but not limited to, the payment of Minimum Rent or Additional Rent or other sums payable hereunder or other performance, Landlord may use, apply or retain the whole or any part of the cash security so deposited to the extent required for the payment of any Minimum Rent and any Additional Rent and any other sums payable hereunder as to which Tenant is in default or on account of any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the covenants or conditions of this Lease. If any portion of the cash security is used, applied or retained by Landlord for any purpose set forth above, Tenant shall, within ten (10) days after demand therefor is made by Landlord , deposit cash with Landlord in an amount sufficient to restore the cash security to its original amount. In the event that Tenant shall fully and faithfully comply with all of the covenants and conditions of this Lease, the cash security shall be returned to Tenant after the Expiration Date of this Lease and surrender of the Premises to Landlord. In the event of a sale of the Property to a bona fide purchaser, Landlord shall have the right to transfer to such purchaser the aforesaid cash security, and Landlord thereupon shall be released by Tenant from all liability for the return thereof, and Tenant agrees to look solely to the new landlord for the return thereof.

        35.  Brokers.  Tenant represents and warrants to Landlord that Tenant
             -------
has had no dealings, negotiations or consultations with respect to the Premises, the Property or this transaction with any broker or finder except the Brokers and that no broker or finder, with the exception of the Brokers.

called the Premises or the Property to Tenant's attention for lease or took any part in any dealings, negotiations or consultations with respect to the Premises, the Property or this Lease. In the event that any broker or finder other than the Brokers claims to have submitted the Premises or the Property to Tenant, to have induced Tenant to lease the Premises or to have taken part in any dealings, negotiations or consultations with respect to the Premises, the Property or this Lease, Tenant will be responsible for and will indemnify and save Landlord harmless from and against all costs, fees (including, without limitation, attorneys' fees), expenses, liabilities and claims incurred or suffered by Landlord as a result thereof. Landlord shall pay to Gels Realty the commission due under Landlord's agreement with Gels Realty and Gels Realty shall pay to The Burns Company the portion of the commission due to the The Burns Company as cooperating broker. Landlord shall have no direct obligation to The Burns Company for any commission.

        36.  Captions.  The captions in this Lease are for convenience only and
             --------
are not a part of this Lease and do not in any way define, limit, describe or amplify the terms and provisions of this Lease or the scope or intent thereof.

        37.  Entire Agreement, Interpretation.  The lease - Schedule, Lease -
             --------------------------------
Terms and any exhibits and addenda attached thereto represent the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings. Landlord and Landlord's agents have made no representations, agreements, conditions, warranties, understandings or promises, either oral or written, other than as set forth herein, with respect to this Lease, the Premises or otherwise. This Lease shall not be modified in any manner or terminated except by an instrument in writing executed by the parties. Without limitation of the provisions which survive the expiration or termination of this Lease, it is expressly agreed by Landlord and Tenant that the indemnification provisions shall survive such expiration or termination. The masculine (or neuter) pronoun, shall include the masculine, feminine and neuter genders and the singular number shall include the singular and plural number.

        38.  Definitions.
             -----------

             (a) The word "Landlord" is used herein to include the Landlord named above and any subsequent Landlord of the Premises, as well as their respective heirs, personal representatives, successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord, including the right to proceed in its own name to enter judgment by confession or otherwise, but any Landlord of the Premises, whether or not named herein, shall have no liability hereunder after it ceases to hold title to the Premises. If Landlord is in breach or default with respect to Landlord's obligations or otherwise under this Lease, Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Landlord's equity interest in the Premises.

             (b) The word "Tenant" is used herein to include each and every one of the persons named above as Tenant as well as their heirs, personal representatives, successors and permitted assigns, each of whom shall be under the same obligations, liabilities and disabilities and have only such rights, privileges and powers as it would have possessed had it originally signed this Lease as Tenant. Without limiting the foregoing, it is agreed that any party who shall hereafter come within the meaning of the word "Tenant" hereunder shall be deemed to have granted all powers with respect to confessions of judgment and the entering of an amicable action in ejectment as fully set forth herein as if such party had been a signatory party to this Lease. Each and every one of the persons named above as Tenant shall be bound jointly and severally by the terms, covenants and agreements contained herein. Any notice required or permitted by the terms of this Lease may be given by or to any one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all of them.

             (c) The "Default Rate" as used herein shall be the rate per annum which is three percent (3%) in excess of the Prime Rate but not less than fifteen percent (15%) per annum.

        39.  Authority. If Tenant signs this Lease as a corporation, each of the
             ---------
persons executing this Lease on behalf of Tenant warrants to Landlord that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in the state in which the Premises are located, that all Tenant's corporate and franchise taxes have been paid to date, that Tenant has the full right and authority to enter into this Lease, and that each and every person signing on behalf of Tenant is authorized to do so. Upon Landlord's request, Tenant will provide evidence satisfactory to Landlord confirming these representations.

        40.  Severability. If any provision of this Lease found by a court of
             ------------
competent jurisdiction to be illegal, invalid or unenforceable, the remainder of this Lease will not be affected, and in lieu of each provision which is found to be illegal, invalid, or unenforceable, there will be added as a part of this Lease a provision as similar to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

        41.  Waiver of Jury Trial. Landlord and Tenant waive trial by jury in
             --------------------
any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease, the use and occupancy of the Premises, the relationship of Landlord and Tenant, or claim of injury or damage. If Landlord commences any summary proceeding for nonpayment of rent, Tenant will not interpose (and waives the right to interpose) any counterclaim in any such proceeding.

        42.  Governing Law and Venue. This Lease will be governed by the law
             -----------------------
of the Commonwealth of Pennsylvania and will be construed and Interpreted according to that law. Venue on any action arising out of this Lease will be proper only in the Court of Common Pleas of Chester county, Pennsylvania or in the Eastern District Court for the District of Pennsylvania.

        43.  Time. Time is of the essence of this Lease and all of its
             ----
 provisions.

        44.  Recordation. Tenant shall not record this Lease, a short form of
             -----------
this Lease or a memorandum of this Lease without the prior written consent of Landlord, and any such attempted recordation shall be void and of no force or effect and shall constitute a default hereunder; and Tenant hereby appoints Landlord its attorney-in-fact to file any instrument to remove or discharge from record any such recordation.

        45.  Inability to Perform. If Landlord is delayed or prevented from
             --------------------
performing any of its obligations under this Lease by reason of any of the following, the period of such delay or prevention shall be deemed added to the time herein provided for the performance of any such obligation by Landlord: strikes or other labor troubles; governmental restrictions and limitations; civil commotion, war or other national emergency; delay in transportation; accidents; floods; fire damage or other casualties; weather conditions; acts or omissions of the other party of this Lease; delays by utility companies in providing utility services and/or facilities to the Property; delays by governmental and/or utility company authorities in issuing approvals; delays by governmental authorities to act pursuant to requests of Landlord or Landlord's contractors or suppliers; or concealed conditions encountered in the performance of work below the surface of the ground or concealed or unknown conditions in an existing structure.

   [Remainder of this final page of "Lease - Terms" intentionally left blank]

                          Exhibit "A" - Premises Plan
                                 July 11, 1994


                            [GRAPHIC OF FLOOR PLAN]


78 - 84 Great Valley Parkway
----------------------------

Approximately 10,105 Square Feet
  (Cross-Hatched Area)


Year 1:   78 GVP, 4,990 Square Feet

Year 2:   78 GVP, 4,990 Square Feet
          84 GVP, 3,240 Square Feet

Year 3:   78 GVP, 4,990 Square Feet
          84 GVP, 3,240 Square Feet
          84 GVP, 1,875 Square Feet

                                  EXHIBIT "B"
                    Description of Existing HVAC Equipment



                   78 GVP:         Trane Model #TTA180B400BA
                                   AC -- 15 Ton Unit (2 - 7 1/2 Ton Compressors) Heat -- Electric


                   84 GVP:         Three (3) York #SS122-G275-17A
                                   AC -- 10 Ton Units
                                   Heat -- Propane

                                   One (1) Trane #TTA060A300B0
                                   AC -- 5 Ton Unit
                                   Heat -- Electric

                                   One (1) Trane #TTD736B100C0
                                   AC -- 3 Ton Unit
                                   Heat -- Electric

                            Exhibit C - Draft Only
                        ------------------------------
                          Furniture Plan / Inventory


NOTE: Exhibit C contains 2 items. Item #1 is the loose and semi-detached furniture inventory as listed below. Item #2 is a floor plan indicating all affixed office equipment/cubicles.

================================================================================
                   ASSET DESCRIPTION                                    QUANTITY
================================================================================
Executive Blue Chairs - Padded Arm - Rollers                               60
Executive Cream Color Chairs - Arms - Rollers                               5
Stationary Cream Color Visitor Chairs - Arms                               11
Executive Brown Leather Chairs                                              2
Regular Arm Chairs - Rollers                                                1
Executive Wooden Wall-Mount White AV Board                                 10
Conference Room Table                                                       1
Regular Brown Chair - Padded Arm - Rollers                                  1
Executive Brown Wooden Round 36" Table                                      9
Executive Round Wood-Top Only Steelcase Table                               1
Executive Brown Wood Desk                                                  11
Executive Brown Wood Credenza w/Overhead Shelves Attached                  11
Regular File Cabinet - Steel - 4 Drawer                                     1
Regular 3-Shelf Steel Bookcase                                              5
Regular 2-Shelf Steel Bookcase                                              2
Executive Wood-Top Only Steelcase Desk                                      5
Executive Wood-Top Only Steelcase Cadenza w/Overhead Shelf                  5
Modular Matching Wooden Exec. Desk w/Matching Credenza w/Overhead Shelves   1
Secretary Tan Chair - Rollers                                               1
Secretary Chair - Red - Arms - Rollers                                      4
Cream Padded Lobby Chairs                                                   2
Wooden Speakers Podium                                                      1
Ordinary Long Work Steel Tables                                             2
Secretary Wood-Top Only Steelcase Desk                                      3
Regular Round Wood-Top Only - 36" Steelcase Table                           5
Regular Steelcase Desk                                                      4
Regular Steelcase Credenza                                                  1
Lady Kenmore 24.7 Cu. Ft. Refrig. - Over/Under                              1
Regular White AV Board                                                      1
4-Drawer Steelcase File Cabinet                                             3
Ideal Paper Shredded Model 2601A                                            1
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Landlord guarantees that all items listed in Exhibit C will not be removed or borrowed at any time from the leased office space during the term of the lease.

* This draft will be finalized and signed by representation of both parties after the furniture plan is finalized and approved.